Exhibit 99.1

Allakos Provides Business Update and Reports First Quarter 2022 Financial Results

REDWOOD CITY, Calif., May 6, 2022 (GLOBE NEWSWIRE) – Allakos Inc. (the “Company”) (Nasdaq: ALLK), a biotechnology company developing lirentelimab (AK002) and AK006 for the treatment of allergic and inflammatory diseases, today provided a business update and reported financial results for the first quarter ended March 31, 2022.

Recent Events

•
Initiated a Phase 2 randomized, double-blind, placebo-controlled study of subcutaneous lirentelimab in patients with moderate-to-severe atopic dermatitis in the fourth quarter of 2021.
•
Hosted an Investor Day on February 15, 2022 to provide the results and learnings from the ENIGMA 2 and KRYPTOS studies as well as the next steps in the lirentelimab and AK006 development program. Additionally, we announced a restructuring plan with expected charges associated with exiting certain contractual obligations and reducing our workforce.

Upcoming Milestones

•
Hold an End-of-Phase 2 meeting with the FDA during second quarter of 2022 to discuss the Phase 2/3 KRYPTOS data and the development path with subcutaneous lirentelimab in patients with eosinophilic esophagitis (EoE).
•
Initiate a Phase 2b randomized, double-blind, placebo-controlled study of subcutaneous lirentelimab in patients with chronic spontaneous urticaria in the middle of 2022.
•
Report topline data from the Phase 3 EoDyssey study of lirentelimab in patients with eosinophilic duodenitis (EoD) in the third quarter of 2022.
•
Complete IND-Enabling studies of AK006 during 2022 and initiate the first-in-human study in the first half of 2023.

First Quarter 2022 Financial Results

Research and development expenses were $176.8 million in the first quarter of 2022 compared to $38.9 million in first quarter of 2021. First quarter 2022 research and development expenses include $135.1 million in settlement costs to exit future manufacturing obligations and relating to employee severance and retention arrangements in connection with our reorganization plan. Research and development expenses in the first quarter of 2022 also include non-cash expenses for stock-based compensation of $4.4 million, compared to $5.1 million in same period of 2021, and depreciation of $0.2 million, compared to $0.3 million in the same period of 2021.

General and administrative expenses were $18.8 million in the first quarter of 2022 compared to $16.7 million in first quarter of 2021. First quarter 2022 general and administrative expenses include $4.3 million of costs relating to employee severance and retention arrangements in connection with our reorganization plan. General and administrative expenses also include non-cash expenses for stock-based compensation of $7.0 million, compared to $7.3 million in the same period of 2021, and depreciation of $1.9 million, compared to $0.1 million in the same period of 2021.

Allakos reported a net loss of $197.0 million in the first quarter of 2022 compared to $55.6 million in the same period in 2022. As disclosed at our February 15, 2022 Investor Day, we expected to incur approximately $150 million in settlement expenses to exit future manufacturing and other contractual obligations with vendors, as well as, employee severance and retention arrangements. During the first quarter 2022, we incurred $139.4 million in aggregate of these expenses as described above in the research development expense and general and administrative expense sections. We anticipate that approximately $5 million of the remaining estimated expenses will primarily be classified as research and development costs and will be incurred over the second and third quarters of 2022 with the remainder being incurred thereafter. Net loss per basic and diluted share was $3.60 for the first quarter of 2022 compared to $1.04 in the same period in 2021.

Allakos ended the first quarter of 2022 with $246.7 million in cash, cash equivalents and marketable securities.

About Allakos

Allakos is a clinical stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases. Activating these immunomodulatory receptors allows us to directly target cells involved in disease pathogenesis and, in the setting of allergy and inflammation, has the potential to result in broad inhibition of inflammatory cells. The Company’s most advanced antibodies are lirentelimab (AK002) and AK006. Lirentelimab selectively targets both mast cells and eosinophils, two types of white blood cells that are widely distributed in the body and play a central role in the inflammatory response. Inappropriately activated mast cells and eosinophils have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. We are developing lirentelimab for the treatment of eosinophilic esophagitis, eosinophilic gastritis, eosinophilic duodenitis, atopic dermatitis, chronic spontaneous urticaria and potentially additional indications. Lirentelimab has received orphan disease status for EG, EoD, and EoE from the U.S. Food and Drug Administration (the “FDA”). AK006 targets Siglec-6, an inhibitory receptor expressed selectively on mast cells. AK006 appears to provide deeper mast cell inhibition than lirentelimab and, in addition to its inhibitory activity, reduce mast cell numbers. We plan to begin human studies with AK006 in the first half of 2023. For more information, please visit the Company's website at www.allakos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, Allakos’ progress and business plans, the expected timing of anticipated study results and plans relating to its future clinical trials. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely complete clinical trials for, and if approved, commercialize lirentelimab (AK002), its lead compound; Allakos’ ability to obtain required regulatory approvals for its product candidates; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of later-stage clinical trials, regardless of the outcomes of preclinical testing and early-stage trials; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond lirentelimab; Allakos’ ability to obtain additional capital to finance its operations; and other important risk factors set forth in Allakos’ most recent Annual Report on Form 10-K filed with the SEC on March 1, 2022 and future reports to be filed with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

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Source: Allakos Inc.

Investor Contact:

Adam Tomasi, President and COO

Alex Schwartz, VP Strategic Finance and Investor Relations

ir@allakos.com

Media Contact:

Denise Powell

denise@redhousecomms.com

Allakos Inc.

UNAUDITED Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021
Operating expenses
Research and development	$176,807	$38,915
General and administrative	18,844	16,670
Total operating expenses	195,651	55,585
Loss from operations	(195,651)	(55,585)
Interest income	83	130
Other expense, net	(1,455)	(103)
Net loss	(197,023)	(55,558)
Unrealized gain (loss) on marketable securities	(316)	80
Comprehensive loss	$(197,339)	$(55,478)
Net loss per common share:
Basic and diluted	$(3.60)	$(1.04)
Weighted-average number of common shares outstanding:
Basic and diluted	54,686	53,186

allakos inc.

UNAUDITED CONDENSED balance sheets

(in thousands)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$36,294	$152,822
Investments in marketable securities	210,407	271,416
Prepaid expenses and other current assets	11,466	27,343
Total current assets	258,167	451,581
Property and equipment, net	43,933	43,100
Operating lease right-of-use assets	31,294	31,707
Other long-term assets	12,389	8,436
Total assets	$345,783	$534,824
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,128	$13,692
Accrued expenses and other current liabilities	28,424	26,557
Total current liabilities	37,552	40,249
Operating lease liabilities, net of current portion	48,355	49,099
Total liabilities	85,907	89,348
Stockholders’ equity:
Common stock	54	54
Additional paid-in capital	1,070,138	1,058,399
Accumulated other comprehensive loss	(469)	(153)
Accumulated deficit	(809,847)	(612,824)
Total stockholders’ equity	259,876	445,476
Total liabilities and stockholders’ equity	$345,783	$534,824